Exhibit 28 (j) (1) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 227 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Hermes Income Securities Trust (formerly, Federated Income Securities Trust), and to the incorporation by reference of our reports, dated May 24, 2021, on Federated Hermes Floating Rate Strategic Income Fund (formerly, Federated Floating Rate Strategic Income Fund) and Federated Hermes Fund for U.S. Government Securities (formerly, Federated Fund for U.S. Government Securities) (two of the portfolios constituting Federated Hermes Income Securities Trust (formerly, Federated Hermes Income Securities Trust) included in the Annual Shareholder Reports for the fiscal year ended March 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 24, 2021